EXHIBIT A
                         PIONEER MANAGEMENT CORPORATION
                    MULTICLASS PORTFOLIOS PROCEDURES TESTING





CONTROL OBJECTIVES                   CONTROL POLICIES & PROCEDURES                            ARTHUR ANDERSEN TESTING
I. Net Asset Value

To ensure that the daily      1.  Investment securities are recorded on a          Reviewed securities on a sample of Fund
net asset value for each      trade-date basis and are reflected at their          position reports, noting that securities agreed
class of shares within        current value, as required by the individual Fund    with or reconciled to securities on the custody
the Funds is accurately       prospectus, by the applicable Service Provider.      report.
calculated.                   Security holdings are reconciled on a monthly
                              basis to custodial records to ensure that the
                              records are complete and accurate.

                                                                                   Reviewed reconciling items on a sample basis,
                                                                                   noting propriety and clearance on a timely basis


                              2.  Short-term investment securities held by a       Reviewed the calculation of
                              Fund are valued on a daily basis using amortized     amortized cost on a sample of securities.
                              cost, which approximates value.  Long-term
                              investment securities are valued at current value    Obtained price quotes from pricing services
                              as determined by a national securities exchange,     and brokers to value investment securities.
                              an independent pricing source or, if required, at
                              value as determined in good faith using procedures
                              established by the Board of Trustees.


                              3.  Receivables for shares of beneficial interest    Reviewed a judgmentally selected sample
                              purchased are recorded for each class at the         of daily share activity and total shares
                              applicable net asset value (less applicable sales    outstanding per PMC and compared
                              charge, if any) by the Service Provider and          to reports from the Transfer Agent.
                              reconciled to the Transfer Agent's records to
                              ensure accuracy.
                                                                                   Verified amounts to the daily trial balance.





                              4.  All other assets are determined and recorded     Reviewed a judgmentally selected sample
                              at their current value in accordance with            and traced the activity to the appropriate
                              generally accepted accounting principles.            reports.


                                                                                   Traced the total balances to the trial balance.


                              5.  Payables for shares of beneficial interest       Reviewed a judgmentally selected sample
                              redeemed are recorded for each class at the          of daily share activity and total shares
                              applicable net asset value by the Service            outstanding per PMC and compared to reports from
                              Provider and reconciled to the Transfer Agent's      the Transfer Agent.
                              records to ensure accuracy.




                                                                                   Verified amounts to the daily trial balance.


                              6.  Accrued Fund expenses are recorded by each  a    Reviewed the detail of daily expense
                              Fund using pro rata methodology based on the         spreadsheets from PMC for agreement
                              relative aggregate net assets of the Fund, except    of daily expense accruals.
                              in the case of a Fund that has Series, for which
                              accrued Series expenses are recorded to each
                              Series based on the relative aggregate net assets    Judgmentally vouched expenses paid and
                              of such Series (or other Board-approved method)      recomputed the reimbursable amounts, if
                              and  accrued Class expenses are charged directly     applicable.
                              to each Class of shares to which they relate.
                              Estimated Fund and Series expenses are accrued
                              and allocated daily to each Class based on its
                              pro rata percentage of the total net assets of       Reviewed a judgmentally selected sample
                              the Fund or the Series as of the end of the prior    of allocation work sheets and
                              day, adjusted for the previous day's share           recalculated the expense allocation.
                              activity.



                              7.  All other liabilities are determined and         Reviewed a judgmentally selected sample
                              recorded at their current value in accordance with   of the daily rollforwards and traced
                              generally accepted accounting principles.            the activity to the appropriate subsidiary .
                                                                                   records



                                                                                   Traced the total balances to the trial balance.


                              8.  Investment income, unrealized and realized       Reviewed a judgmentally selected sample
                              gains or losses, if any, are recorded and            of the allocation work sheets.
                              allocated daily to each Class based on its
                              percentage of the total net assets of the Fund       Traced daily income to the income
                              as of the end of the prior day, adjusted for the     journals from PMC.
                              previous day's share activity.
                                                                                   Recomputed all allocation percentages.


                              9. Fund and Series  expenses  are  accrued and       Reviewed  a   judgmentally selected  sample
                              allocated   daily to each Class  using a pro rata    of the allocation  worksheets. Traced daily
                              methodology  based on its  previous  day's           expense to the expense spreadsheet from PMC.
                              ending net assets invested in each Fund or Series,
                              adjusted  for the  previous day's share activity.    Recomputed all allocation percentages.
                              Class expenses are accrued and charged directly
                              to each Class of shares to which they relate.




                              10.  Shareholder activity is reported for each        Reviewed a judgmentally selected sample
                              Class on a daily basis from the Transfer Agent.       of calculations of beneficial interest shares
                              A Service Provider fund accountant records this       prepared by the Transfer Agent.
                              activity for each Class in order to determine the
                              shares of beneficial interest outstanding.
                                                                                    Traced the daily activity to the daily reports
                                                                                    from the Transfer Agent.

II.  Expenses

To ensure that Fund expenses  1.  All expenses are accounted for as being either    Reviewed a judgmentally selected sample
are properly allocated among  Fund expenses, Series expenses or expenses            of allocation  work sheets.
multiple Classes of shares.   that relate to a specific Class of expenses.
                              The Fund's Trustees have approved the expense         Reviewed for proper identification of
                              classifications.                                      class-specific expenses.


                              2. Fund and Series  expenses  of each Class of        Reviewed a judgmentally selected sample
                              shares are projected and accrued  daily.  Specific    of  expense  spreadsheets noting  that the
                              expenses  for  each Class of shares, as well  as      daily accrual amounts were reasonable in
                              Fund and Series expenses, which are allocated to      relation to the total budgeted expenses.
                              each Class of shares based on the relative net
                              assets of each Class, are compared against            Based on discussions with PMC personnel,
                              expense projections.                                  we noted that the expenses are reviewed on a
                                                                                    periodic basis.


                              3.  Advisory fees are charged to the Fund using       Reviewed a judgmentally selected sample
                              a contractual, asset-based methodology.               of daily expense spreadsheets noting
                              Record keeping and administrative  personnel and      that the proper expense amount was being
                              services are charged to the Fund using a              allocated.
                              cost-allocation  methodology.  The components
                              of the cost-allocation methodology  are
                              reviewed annually by the Fund's Trustees.


                              4.  Total expenses for each Class of shares are       Reviewed a judgmentally selected sample
                              limited by statutory expense caps, as well as         of the expense work sheets prepared by
                              either voluntary or contractual expense caps.         PMC  for  proper   calculation   and
                              At various times, certain Funds will establish        consideration  of expense  caps.
                              expense reimbursement  programs (expense caps)
                              whereby PMC will notimpose  and/or  reimburse a
                              Fund for  expenses  that exceed  defined  levels
                              based on average daily net assets. The expense cap
                              amounts will    be consistent for each class
                              within a Fund and  will be calculated at the
                              class level. Expense waivers and reimbursements
                              will be calculated and  allocated  to each Class
                              of shares  daily    based  on the pro rata
                              percentage  of the net    assets of each  Class
                              to the total net  assets    of the  Fund as of the
                              end of the  prior  day,    adjusted   for  the
                              previous day's share  activity.



                              5.  Distribution expenses incurred pursuant to        Reviewed a judgmentally selected sample
                              Rule 12b-1 are charged to certain Classes of          of daily expense spreadsheets noting
                              shares based on a contractual asset-based             that the proper expense amount was being
                              methodology.  In addition, Transfer Agent fees        allocated.
                              are charged to certain classes of shares based on
                              average account methodology.


III.  Dividends

To ensure that dividend       1.  Interest income is accrued and recorded by the   Reviewed the daily income amounts
distributions are             Funds on a daily basis by the Service Provider.      allocated, noting agreement with income
accurately calculated         Dividend income is recorded by  the Funds            reports generated from PMC.
for each Class of             on the ex-date.
shares.




                               2.  Corporate actions related to portfolio          Reviewed a judgmentally selected sample
                               holdings are identified by the custodian            of dividend ledger reports noting agreement
                               and properly reflected by Service Provider fund     of corporate actions with independent
                               accounting.                                         sources.




                               3.  Investment income, including amortization of    Reviewed a judgmentally selected
                               discount and premium, where applicable, is          sample of allocation worksheets.
                               recorded by each Fund and is allocated to each
                               Class of shares based on its percentage of the      Recalculated the income allocation
                               total net assets of shareholders of the Fund as     noting agreement.
                               of the end of the prior day, adjusted for the
                               previous day's share activity.




                               4. For a nondaily  dividend,  nonmoney  market
                               Funds,  the dividend  rate for each Class is         Reviewed  a  sample  of  dividend calculations
                               determined by calculating the net investment         for periodic dividend funds  and recalculated
                               income available for all  classes,   before          the amount  of  estimated  distribution.
                               expenses unique to any class (or incremental
                               outstanding  on record-date shares for all
                               classes combined to determine  the gross
                               dividend rate for all shares. From  the
                               gross  dividend  rate,  a  class-specific amount
                               per share for each class (representing  the
                               unique  and  incrementally higher,  if any,
                               expenses  accrued during the period to  that
                               class   divided   by  the  record-date shares
                               outstanding for that class) is  subtracted
                               to determine the applicable class dividend rate.



                               5.  For a money market or daily dividend,             Reviewed a sample of dividend calculations
                               nonmoney market Funds, distributable income is        for daily dividend funds and recalculated
                               calculated by subtracting Class expenses from         the amount of estimated distribution.
                               Class income.  The dividend rates are calculated
                               on a settlement-date basis for Class settled
                               shares outstanding.


                               6.  Realized capital gains, if any, are               Reviewed a judgmentally selected
                               allocated daily to each Class based on its            sample of allocation work sheets.
                               percentage of the total net assets of the Fund as
                               of the end of the prior day, adjusted for the         Recalculated the income allocation
                               previous day's share activity.                        noting agreement.



                               7. Capital gains,  if any, are  distributed at        Reviewed a judgmentally selected sample
                               least  once  every 12 months by  the  Funds. The      of  capital  gain distributions and
                               distribution   rate  is determined  on the            recalculated the amount of the estimated
                               ex-date by dividing the total  realized  gain of      distribution.
                               the Fund by the total shares of beneficial
                               interest outstanding for the Fund as of the
                               record date. Capital gains dividends per share
                               should be identical for the classes of shares
                               within a Fund.

ARTHUR ANDERSEN RESULTS OF TESTING: NO EXCEPTIONS NOTED.